Exhibit 99.1

FOR IMMEDIATE RELEASE

CASELLA WASTE SYSTEMS, INC. ANNOUNCES FOURTH QUARTER AND FISCAL YEAR 2013 RESULTS; PROVIDES FISCAL YEAR 2014 GUIDANCE

RUTLAND, VERMONT (June 26, 2013) — Casella Waste Systems, Inc. (NASDAQ: CWST), a regional solid waste, recycling and resource management services company, today reported financial results for its fourth quarter and fiscal year 2013, and gave guidance for its fiscal year 2014.

Highlights for the quarter included:

•	Revenue growth of 2.2 percent over the same quarter last year.

•	Overall solid waste pricing growth of 0.7 percent was primarily driven by collection pricing growth of 1.5 percent as a percentage of collection revenues.

•	Adjusted EBITDA* was $19.4 million for the quarter.

For the quarter ended April 30, 2013, revenues were $108.7 million, up $2.3 million, or 2.2 percent, from the same quarter last year, with revenue growth mainly driven by acquisition activity, higher recycling volumes, and higher solid waste collection pricing.

The company’s net loss attributable to common stockholders was ($13.4) million, or ($0.34) per share for the quarter, compared to net loss of ($49.1) million, or ($1.83) per share for the same quarter last year.

The current quarter includes a $0.2 million severance and reorganization charge related to the sale of the Maine Energy Recovery Company LP (“Maine Energy”) facility and other realignment activities, $0.4 million of expenses related to the divestiture of Maine Energy and the acquisition of Blow Brothers Inc. (“BBI”), a $0.4 million reversal of a prior estimated loss on the divestiture of Maine Energy, $0.7 million of legal expenses related to the settlement of the New York State income tax matter, and a $3.7 million loss from discontinued operations related to the planned disposal of the company’s only construction and demolition processing business. By comparison, the quarter ended April 30, 2012 included a $40.7 million non-cash asset impairment charge associated with the sale of Maine Energy, a $0.3 million loss on the extinguishment of debt, and a $0.1 million loss from discontinued operations.

Excluding the unusual charges identified in the prior paragraph from each period and assuming no tax impact, the company’s net loss attributable to common shareholders was ($8.7) million, or ($0.22) per common share for the quarter, compared to net loss of ($7.9) million, or ($0.30) per share for the same quarter last year.

Operating income was $2.1 million for the quarter, up from an operating loss of ($37.7) million in the same quarter last year. Excluding the unusual charges identified in the second preceding paragraph, Adjusted Operating Income* in the current quarter was $3.1 million, flat to the same quarter last year. Adjusted EBITDA was $19.4 million for the quarter, down $0.6 million from the same quarter last year.

“In early March, we announced our comprehensive plan to improve the operating performance of the business, and I am happy to report that we are making excellent progress,” said John W. Casella, chairman and CEO of Casella Waste Systems. “At that time we laid out four specific areas of enhanced focus for the coming next year - sourcing incremental landfill volumes; improving collection route profitability; completing the multi-year Eastern region strategy; and placing the right leaders in the right roles.”

“During the first two months of our fourth quarter we continued to experience negative year-over-year results as our enhanced focus on these operational areas had not yet shown results; however, in April our Adjusted EBITDA was up $1.1 million year-over-year and we are seeing the same positive volumes and operating trends continue into May and early June,” Casella said. “We believe that this improvement is directly attributable to our focused management efforts over the last three months, and we expect to further these efforts over the remainder of our fiscal year 2014.”

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Fiscal Year 2013 Financial Results

For the fiscal year ended April 30, 2013, revenues were $455.3 million, down $12.7 million or 2.7 percent from the fiscal year ended April 30, 2012, with revenue declines mainly driven by lower solid waste volumes and lower recycling commodity pricing.

The company’s net loss attributable to common stockholders was ($54.1) million, or ($1.59) per share for fiscal year 2013, compared to net loss of ($77.6) million, or ($2.90) per share for fiscal year 2012.

The current fiscal year includes a $3.7 million severance and reorganization charge related to the company’s August realignment, the sale of Maine Energy and other realignment activities, $1.4 million of expenses related to the divestiture of Maine Energy, the acquisition of BBI and certain financing activities, $0.7 million of legal expenses related to the settlement of the New York State income tax matter, a $15.6 million loss on the extinguishment of debt related to the repurchase of the company’s second lien notes, a $3.6 million loss on derivative instruments, and a $4.5 million loss from discontinued operations related to the planned disposal of the company’s only construction and demolition processing business.

By comparison, the fiscal year ended April 30, 2012 included a $40.7 million non-cash asset impairment charge for the company’s Eastern region assets related to the sale of Maine Energy, $1.4 million of legal settlement charges, a $0.1 million development project charge, two non-cash charges totaling $15.8 million related to the company’s investment in US GreenFiber LLC, a $0.3 million loss on the extinguishment of debt, and a $0.1 million gain from discontinued operations

Excluding the unusual charges from each period identified in the two preceding paragraphs and assuming no tax impact, the company’s net loss attributable to common shareholders was ($24.7) million, or ($0.72) per common share for the fiscal year ended April 30, 2013, compared to net loss of ($19.4) million, or ($0.72) per share for the previous fiscal year.

Operating income was $12.4 million for current fiscal year, up from an operating loss of ($11.0) million for the previous fiscal year. Excluding the unusual and one-time charges, Adjusted Operating Income* in the current fiscal year was $18.2 million, down $13.0 million from the previous fiscal year. Adjusted EBITDA was $87.8 million for the current fiscal year, down $13.8 million from same period last year.

Fiscal 2014 Outlook

“For our fiscal year 2014 budget we applied a conservative and consistent framework for all assumptions outside of our direct control, such as new landfill volumes. Our plan for the fiscal year assumes that economic activity in the northeast remains soft with limited GDP growth, landfill volumes decline further in Western New York and Pennsylvania, and recycling commodity prices remain flat.”

The company provided guidance for its fiscal year 2014, which began May 1, 2013, by estimating results in the following ranges:

•	Revenues between $465.0 million and $475.0 million (representing growth of 2.1 percent to 4.3 percent);

•	Adjusted EBITDA* between $91.0 million and $95.0 million; and

•	Free Cash Flow* between $4.0 million and $8.0 million.

•	Capital Expenditures of roughly between $42.0 million and $44.0 million.

The company provided the following assumptions that are built into its fiscal year 2014 outlook:

•	No material changes in the regional economy from fiscal year 2013.

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•

In the solid waste business, revenue growth of between 2.8 percent and 5.1 percent, with price growth from 1.0 percent to 1.5 percent; volumes from a (0.3) percent decline to 1.5 percent growth; and the roll-over impact of acquisitions contributing 2.1 percent.

•	In the recycling business, overall revenue declines of between 2.0 percent and 3.5 percent, with price declines on lower commodity pricing and flat volumes.

•

In the Other segment, revenue growth of between 2.0 percent and 4.2 percent, principally due to increased volumes in the Customer Resource Solutions group, formerly known as the company’s Major Accounts group.

•	No acquisitions beyond the above-mentioned roll-over impact of the acquisitions completed during fiscal year 2013 are included.

*Non-GAAP Financial Measures

In addition to disclosing financial results prepared in accordance with Generally Accepted Accounting Principles in the United States (GAAP), the company also discloses earnings before interest, taxes, depreciation and amortization, adjusted for accretion, depletion of landfill operating lease obligations, gain on sale of assets, development project charge write-offs, legal settlement charges, tax settlement costs, bargain purchase gains, asset impairment charges, environmental remediation charges, severance and reorganization charges, expenses from divestiture, acquisition and financing costs, as well as losses on divestiture (Adjusted EBITDA) which is a non-GAAP measure. The company also discloses earnings before interest, taxes, adjusted for gain on sale of assets, development project charge write-offs, legal settlement charges, tax settlement costs, bargain purchase gains, asset impairment charges, environmental remediation charges, severance and reorganization charges, expenses from divestiture, acquisition and financing costs, as well as losses on divestiture (Adjusted Operating Income) which is a non-GAAP measure. The company also discloses Free Cash Flow, which is defined as net cash provided by operating activities, less capital expenditures attributable to growth and maintenance (excluding acquisition related capital), less payments on landfill operating leases, less assets acquired through financing leases, plus proceeds from the sale of property and equipment, plus contributions from non-controlling interest holder, which is a non-GAAP measure. Adjusted EBITDA and Adjusted Operating Income are reconciled to net income (loss), while Free Cash Flow is reconciled to net cash provided by operating activities.

The company presents Adjusted EBITDA, Adjusted Operating Income, and Free Cash Flow because it considers them important supplemental measures of its performance and believes they are frequently used by securities analysts, investors and other interested parties in the evaluation of the company’s results. Management uses these non-GAAP measures to further understand the company’s “core operating performance.” The company believes its “core operating performance” represents its on-going performance in the ordinary course of operations. The company believes that providing Adjusted EBITDA, Adjusted Operating Income, and Free Cash Flow to investors, in addition to corresponding income statement and cash flow statement measures, affords investors the benefit of viewing its performance using the same financial metrics that the management team uses in making many key decisions and understanding how the core business and its results of operations may look in the future. The company further believes that providing this information allows its investors greater transparency and a better understanding of its core financial performance. In addition, the instruments governing the company’s indebtedness use EBITDA (with additional adjustments) to measure its compliance with covenants such as interest coverage, leverage and debt incurrence.

Non-GAAP financial measures are not in accordance with or an alternative for GAAP. Adjusted EBITDA, Adjusted Operating Income, and Free Cash Flow should not be considered in isolation from or as a substitute for financial information presented in accordance with GAAP, and may be different from Adjusted EBITDA, Adjusted Operating Income, or Free Cash Flow presented by other companies.

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About Casella Waste Systems, Inc.

Casella Waste Systems, Inc., headquartered in Rutland, Vermont, provides solid waste management services consisting of collection, transfer, disposal, and recycling services in the northeastern United States. For further information, investors contact Ned Coletta, Chief Financial Officer at (802) 772-2239, media contact Joseph Fusco, Vice President at (802) 772-2247, or visit the company’s website at http://www.casella.com.

Conference call to discuss quarter

The Company will host a conference call to discuss these results on Thursday, June 27, 2013 at 10:00 a.m. ET. Individuals interested in participating in the call should dial (877) 548-9590 or (720) 545-0037 at least 10 minutes before start time. The call will also be webcast; to listen, participants should visit Casella Waste Systems’ website at http://ir.casella.com and follow the appropriate link to the webcast. A replay of the call will be available on the company’s website, or by calling (855) 859-2056 or (404) 537-3406 (Conference ID 97648289) until 11:59 p.m. ET on Thursday, July 4, 2013.

Safe Harbor Statement

Certain matters discussed in this press release are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such by the context of the statements, including words such as “believe,” “expect,” “anticipate,” “plan,” “may,” “will,” “would,” “intend,” “estimate,” “guidance” and other similar expressions, whether in the negative or affirmative. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management’s beliefs and assumptions. We cannot guarantee that we actually will achieve the plans, intentions, expectations or guidance disclosed in the forward-looking statements made. Such forward-looking statements, and all phases of our operations, involve a number of risks and uncertainties, any one or more of which could cause actual results to differ materially from those described in our forward-looking statements. Such risks and uncertainties include or relate to, among other things: current economic conditions that have adversely affected and may continue to adversely affect our revenues and our operating margin; we may be unable to increase volumes at our landfills; our need to service our indebtedness may limit our ability to invest in our business; we may be unable to reduce costs or increase pricing or volumes sufficiently to achieve estimated Adjusted EBITDA and other targets; landfill operations and permit status may be affected by factors outside our control; we may be required to incur capital expenditures in excess of our estimates; fluctuations in energy pricing or the commodity pricing of our recyclables may make it more difficult for us to predict our results of operations or meet our estimates; we may incur environmental charges or asset impairments in the future; and we may not fully recognize the expected financial benefits from the BBI acquisition due to the an inability to recognize operational cost savings, general and administration cost savings, or landfill or recycling facility internalization benefits. There are a number of other important risks and uncertainties that could cause our actual results to differ materially from those indicated by such forward-looking statements. These additional risks and uncertainties include, without limitation, those detailed in Item 1A, “Risk Factors” in our Form 10-K for the year ended April 30, 2012.

We undertake no obligation to update publicly any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.

Investors:

Ned Coletta

Chief Financial Officer

(802) 772-2239

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Media:

Joseph Fusco

Vice President

(802) 772-2247

http://www.casella.com

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CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except amounts per share)

	Three Months Ended		Fiscal Year Ended
	April 30, 2013	April 30, 2012	April 30, 2013	April 30, 2012

Revenues	$108,694	$106,375	$455,335	$467,950

Operating expenses:
Cost of operations	78,147	74,757	323,014	318,068
General and administration	14,804	14,414	58,205	60,264
Depreciation and amortization	13,332	14,137	56,576	58,415
Severance and reorganization costs	246	—	3,709	—
Expense from divestiture, acquisition and financing costs	408	—	1,410	—
Reversal of loss on divestiture	(353)	—	—	—
Asset impairment charge	—	40,746	—	40,746
Legal settlement	—	—	—	1,359
Development project charge	—	—	—	131

	106,584	144,054	442,914	478,983

Operating income (loss)	2,110	(37,679)	12,421	(11,033)

Other expense/(income), net:
Interest expense, net	9,081	11,548	41,429	44,966
Loss (gain) from equity method investments	1,131	(169)	4,441	9,994
Impairment of equity method investment	—	—	—	10,680
Loss on derivative instruments	640	—	4,512	—
Loss on debt extinguishment	—	300	15,584	300
Other income	(298)	(313)	(1,036)	(863)

Other expense, net	10,554	11,366	64,930	65,077

Loss from continuing operations before income taxes and discontinued operations	(8,444)	(49,045)	(52,509)	(76,110)
Provision (benefit) for income taxes	1,373	(54)	(2,526)	1,593

Loss from continuing operations before discontinued operations	(9,817)	(48,991)	(49,983)	(77,703)

Discontinued operations:
Loss from discontinued operations, net of income taxes (1)	(3,700)	(140)	(4,480)	(614)
Gain on disposal of discontinued operations, net of income taxes (1)	—	—	—	725

Net loss	(13,517)	(49,131)	(54,463)	(77,592)

Less: Net loss attributable to noncontrolling interests	(120)	(6)	(321)	(6)

Net loss attributable to common stockholders	$(13,397)	$(49,125)	$(54,142)	$(77,586)

Weighted average common shares outstanding	39,515	26,851	34,015	26,749

Net loss per common share	$(0.34)	$(1.83)	$(1.59)	$(2.90)

Adjusted EBITDA (2)	$19,355	$19,982	$87,842	$101,578

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands)

	April 30, 2013	April 30, 2012
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$1,755	$4,534
Restricted cash	76	76
Accounts receivable - trade, net of allowance for doubtful accounts	48,689	47,472
Other current assets	10,533	15,274

Total current assets	61,053	67,356

Property, plant and equipment, net of accumulated depreciation and amortization	422,502	414,666
Goodwill	115,928	101,706
Intangible assets, net	11,674	2,970
Restricted assets	545	424
Notes receivable - related party	147	144
Investments in unconsolidated entities	20,252	22,781
Other non-current assets	27,526	23,696

Total assets	$659,627	$633,743

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Current maturities of long-term debt and capital leases	$857	$1,228
Current maturities of financing lease obligations	361	338
Accounts payable	51,974	46,709
Other accrued liabilities	34,906	32,971

Total current liabilities	88,098	81,246

Long-term debt and capital leases, less current maturities	493,531	473,381
Financing lease obligations, less current maturities	1,456	1,818
Other long-term liabilities	61,091	59,067

Total stockholders’ equity	15,451	18,231

Total liabilities and stockholders’ equity	$659,627	$633,743

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	Fiscal Year Ended
	April 30, 2013	April 30, 2012
Cash Flows from Operating Activities:
Net loss	$(54,463)	$(77,592)
Loss from discontinued operations, net	4,480	614
Gain on disposal of discontinued operations, net	—	(725)
Adjustments to reconcile net loss to net cash provided by operating activities -
Gain on sale of property and equipment	(407)	(1,004)
Depreciation and amortization	56,576	58,415
Depletion of landfill operating lease obligations	9,372	8,482
Interest accretion on landfill and environmental remediation liabilities	3,675	3,479
Asset impairment charge	—	40,746
Development project charge	—	131
Amortization of discount on second lien notes and senior subordinated notes	626	964
Loss from equity method investments	4,441	9,994
Impairment of equity method investment	—	10,680
Loss on derivative instruments, net	4,512	—
Loss on debt extinguishment	15,584	300
Stock-based compensation expense and related severance expense	2,516	1,855
Excess tax benefit on the vesting of share based awards	(96)	(254)
Deferred income taxes	(3,543)	1,824
Changes in assets and liabilities, net of effects of acquisitions and divestitures	588	6,262

Net Cash Provided by Operating Activities	43,861	64,171

Cash Flows from Investing Activities:
Acquisitions, net of cash acquired	(25,225)	(2,102)
Additions to property, plant and equipment - acquisitions	(1,746)	(529)
- growth	(12,192)	(12,211)
- maintenance	(40,823)	(45,463)
Payments on landfill operating lease contracts	(6,261)	(6,616)
Payment for capital related to divestiture	(618)	—
Investments in unconsolidated entities	(3,207)	(5,045)
Proceeds from sale of property and equipment	883	1,492

Net Cash Used In Investing Activities	(89,189)	(70,474)

Cash Flows from Financing Activities:
Proceeds from long-term borrowings	376,346	163,500
Principal payments on long-term debt	(360,858)	(152,806)
Payment of tender premium and costs on second lien notes	(10,743)	—
Payments of financing costs	(4,609)	(1,592)
Net proceeds from the sale of Class A common stock	42,184	—
Proceeds from the exercise of share based awards	—	337
Excess tax benefit on the vesting of share based awards	96	254
Contributions from noncontrolling interest holders	2,531	536

Net Cash Provided By Financing Activities	44,947	10,229

Net Cash Used In Discontinued Operations	(2,398)	(1,209)

Net decrease (increase) in cash and cash equivalents	(2,779)	2,717
Cash and cash equivalents, beginning of period	4,534	1,817

Cash and cash equivalents, end of period	$1,755	$4,534

Supplemental Disclosures:
Cash interest	$41,348	$40,710
Cash income tax (refunds) payments, net	$(253)	$5,048

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(In thousands)

Note 1:	Divestiture and Discontinued Operations

Maine Energy Divestiture

In the first quarter of fiscal year 2013, we executed a purchase and sale agreement with the City of Biddeford, Maine pursuant to which we agreed to sell the real property of Maine Energy Recovery Company, LP (“Maine Energy”), which is located in our Eastern region, to the City of Biddeford, subject to satisfaction of conditions precedent and closing. We agreed to sell Maine Energy for undiscounted purchase consideration of $6,650, which shall be paid to us in equal installments over the next 21 years, subject to the terms of the purchase and sale agreement. The transaction closed in November 2012, and we waived certain conditions precedent not satisfied at that time. In December 2012, we closed the facility and initiated the decommissioning process in accordance with the provisions of the agreement. Following the decommissioning of Maine Energy, it is our responsibility to demolish the facility, at our cost, within twelve months of the closing date and in accordance with the terms of the purchase and sale agreement. We initially recorded a charge to loss on divestiture of $353 in the third quarter of fiscal year 2013 as a result of this transaction. In the fourth quarter of fiscal year 2013, as more information became available, we made revisions to the estimated closing costs associated with the divestiture resulting in the reversal of the initial loss on divestiture of $353. Due to the inherent judgments and estimates regarding the remaining costs to fulfill our obligation under the purchase and sale agreement to demolish the facility and remediate the site, recognition of a loss on divestiture, or a potential gain on divestiture, is possible.

Discontinued Operations

In the fourth quarter of fiscal year 2013, we initiated a plan to dispose of Bio Fuels, a construction and demolition material processing facility located in Lewiston, Maine, and as a result, the assets associated with Bio Fuels were classified as held-for-sale and the results of operations were recorded as discontinued operations. Assets of the disposal group classified as held-for-sale include certain inventory and plant and equipment. We recognized a $3,261 charge associated with the adjustment of the disposal group to fair value as loss from discontinued operations. There are inherent judgments and estimates used in determining impairment charges and the actual sale of a business can result in the recognition of an additional gain or loss.

In the third quarter of fiscal year 2011, we entered into a purchase and sale agreement and related agreements to sell non-integrated recycling assets and select intellectual property assets. Pursuant to these agreements, we divested non-integrated recycling assets located outside our core operating regions of New York, Massachusetts, Vermont, New Hampshire, Maine and northern Pennsylvania, including 17 material recovery facilities (“MRFs”), one transfer station and certain related intellectual property assets. Following the transaction, we retained four integrated MRFs located in our core operating regions. As a part of the disposition, we also entered into a ten-year commodities marketing agreement with the purchaser to market 100% of the tonnage from three of our remaining integrated MRFs.

We completed the transaction in the fourth quarter of fiscal year 2011 for $134,195 in gross cash proceeds. This included an estimated $3,795 working capital and other purchase price adjustment, which was subject to further adjustment, as defined in the purchase and sale agreement. The final working capital adjustment, along with additional legal expenses related to the transaction, of $646 was recorded to gain on disposal of discontinued operations, net of income taxes in the first quarter of fiscal year 2012.

In the second quarter of fiscal year 2012, we recorded an additional working capital adjustment of $79 to gain on disposal of discontinued operations, net of income taxes, which related to our subsequent collection of receivable balances that were released to us for collection by the purchaser.

The operating results of these operations for the three and twelve months ended April 30, 2013 and 2012, including those related to prior years, have been reclassified from continuing to discontinued operations in the accompanying condensed consolidated financial statements. Revenues and loss before income taxes attributable to discontinued operations for the three and twelve months ended April 30, 2013 and 2012, respectively, are as follows:

	Three Months Ended April 30,		Fiscal Year Ended April 30,
	2013	2012	2013	2012
Revenues	$2,143	$2,803	$12,033	$12,865
Loss before income taxes	$(3,700)	$(234)	$(4,480)	$(1,025)

Note 2:	Non - GAAP Financial Measures

In addition to disclosing financial results prepared in accordance with Generally Accepted Accounting Principles in the United States (GAAP), we also disclose earnings before interest, taxes, depreciation and amortization, adjusted for accretion, depletion of landfill operating lease obligations, gain on sale of assets, development project charge write-offs, legal settlement charges, tax settlement costs, bargain purchase gains, asset impairment charges, environmental remediation charges, severance and reorganization charges, expenses from divestiture, acquisition and financing costs, as well as losses on divestiture (Adjusted EBITDA), which is a non-GAAP measure. We also disclose earnings before interest, taxes, adjusted for gain on sale of assets, development project charge write-offs, legal settlement charges, tax settlement costs, bargain purchase gains, asset impairment charges, environmental remediation charges, severance and reorganization charges, expenses from divestiture, acquisition and financing costs, as well as losses on divestiture (Adjusted Operating Income), which is a non-GAAP measure. We also disclose Free Cash Flow, which is defined as net cash provided by operating activities, less capital expenditures attributable to growth and maintenance (excluding acquisition related capital), less payments on landfill operating leases, less assets acquired through financing leases, plus proceeds from the sale of property and equipment, plus contributions from non-controlling interest holder, which is a non-GAAP measure. Adjusted EBITDA and Adjusted Operating Income are reconciled to net income (loss), while Free Cash Flow is reconciled to net cash provided by operating activities.

We present Adjusted EBITDA, Adjusted Operating Income, and Free Cash Flow because we consider them important supplemental measures of our performance and believe they are frequently used by securities analysts, investors and other interested parties in the evaluation of our results. We use these non-GAAP measures to further understand our “core operating performance.” We believe our “core operating performance” represents our on-going performance in the ordinary course of operations. We believe that providing Adjusted EBITDA, Adjusted Operating Income, and Free Cash Flow to investors, in addition to corresponding income statement and cash flow statement measures, affords investors the benefit of viewing our performance using the same financial metrics that our management team uses in making many key decisions and understanding how the core business and our results of operations may look in the future. We further believe that providing this information allows our investors greater transparency and a better understanding of our core financial performance. In addition, the instruments governing our indebtedness use EBITDA (with additional adjustments) to measure our compliance with covenants such as interest coverage, leverage and debt incurrence.

Non-GAAP financial measures are not in accordance with or an alternative for GAAP. Adjusted EBITDA, Adjusted Operating Income, and Free Cash Flow should not be considered in isolation from or as a substitute for financial information presented in accordance with GAAP, and may be different from Adjusted EBITDA, Adjusted Operating Income, or Free Cash Flow presented by other companies.

Following is a reconciliation of Adjusted EBITDA and Adjusted Operating Income to Net Loss:

	Three Months Ended		Fiscal Year Ended
	April 30, 2013	April 30, 2012	April 30, 2013	April 30, 2012

Net Loss	$(13,517)	$(49,131)	$(54,463)	$(77,592)
Loss from discontinued operations, net	3,700	140	4,480	614
Gain on disposal of discontinued operations, net	—	—	—	(725)
Provision (benefit) for income taxes	1,373	(54)	(2,526)	1,593
Other expense (income), net	1,473	(182)	23,501	20,110
Interest expense, net	9,081	11,548	41,429	44,966
Expense from divestiture, acquisition and financing costs	408	—	1,410	—
Depreciation and amortization	13,332	14,137	56,576	58,415
Severance and reorganization costs	246	—	3,709	—
Tax settlement costs	679	—	679	—
Reversal of loss on divestiture	(353)	—	—	—
Asset impairment charge	—	40,746	—	40,746
Legal settlement	—	—	—	1,359
Development project charge	—	—	—	131
Depletion of landfill operating lease obligations	2,014	1,912	9,372	8,482
Interest accretion on landfill and environmental remediation liabilities	919	866	3,675	3,479

Adjusted EBITDA (2)	$19,355	$19,982	$87,842	$101,578
Depreciation and amortization	(13,332)	(14,137)	(56,576)	(58,415)
Depletion of landfill operating lease obligations	(2,014)	(1,912)	(9,372)	(8,482)
Interest accretion on landfill and environmental remediation liabilities	(919)	(866)	(3,675)	(3,479)

Adjusted Operating Income (2)	$3,090	$3,067	$18,219	$31,202

Following is a reconciliation of Free Cash Flow to Net Cash Provided by Operating Activities:

	Three Months Ended		Fiscal Year Ended
	April 30, 2013	April 30, 2012	April 30, 2013	April 30, 2012
Net Cash Provided by Operating Activities	$12,690	$14,172	$43,861	$64,171
Capital expenditures - growth and maintenance	(10,418)	(9,688)	(53,015)	(57,674)
Payments on landfill operating lease contracts	(535)	(564)	(6,261)	(6,616)
Proceeds from sale of property and equipment	102	155	883	1,492
Contributions from noncontrolling interest holders	1,336	362	2,531	536

Free Cash Flow (2)	$3,175	$4,437	$(12,001)	$1,909

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

SUPPLEMENTAL DATA TABLES

(Unaudited)

(In thousands)

Amounts of our total revenues attributable to services provided for the three and twelve months ended April 30, 2013 and 2012 are as follows:

	Three Months Ended April 30,
	2013	% of Total Revenue	2012	% of Total Revenue
Collection	$51,848	47.7%	$48,038	45.2%
Disposal	24,481	22.5%	26,969	25.4%
Power generation	2,498	2.3%	2,479	2.3%
Organics and processing	11,885	11.0%	10,004	9.4%

Solid waste operations	90,712	83.5%	87,490	82.3%
Customer resource solutions	8,159	7.5%	8,546	8.0%
Recycling	9,823	9.0%	10,339	9.7%

Total revenues	$108,694	100.0%	$106,375	100.0%

	Fiscal Year Ended April 30,
	2013	% of Total Revenue	2012	% of Total Revenue
Collection	$208,973	45.9%	$205,296	43.9%
Disposal	115,049	25.3%	123,620	26.4%
Power generation	11,354	2.4%	11,894	2.6%
Organics and processing	45,373	10.0%	40,904	8.7%

Solid waste operations	380,749	83.6%	381,714	81.6%
Customer resource solutions	35,455	7.8%	38,302	8.2%
Recycling	39,131	8.6%	47,934	10.2%

Total revenues	$455,335	100.0%	$467,950	100.0%

Components of revenue growth for the three months ended April 30, 2013 compared to the three months ended April 30, 2012 are as follows:

	Amount	% of Related Business	% of Solid Waste Operations	% of Total Company
Solid Waste Operations:
Collection	$702	1.5%	0.8%	0.7%
Disposal	(108)	-0.4%	-0.1%	-0.1%

Solid Waste Yield	594		0.7%	0.6%

Collection	(1,105)		-1.3%	-1.0%
Disposal	(489)		-0.5%	-0.5%
Processing and organics	551		0.6%	0.5%

Solid Waste Volume	(1,043)		-1.2%	-1.0%

Fuel surcharge	65		0.1%	0.1%
Commodity price & volume	1,791		2.0%	1.7%
Acquisitions, net divestitures	3,463		4.0%	3.2%
Closed landfill	(1,647)		-1.9%	-1.6%

Total Solid Waste	3,222		3.7%	3.0%

Customer Resource Solutions	(387)			-0.4%

			% of Recycling Operations
Recycling Operations:
Commodity price	(1,375)		-13.3%	-1.3%
Commodity volume	859		8.3%	0.8%

Total Recycling	(516)		-5.0%	-0.5%

Total Company	$2,319			2.2%

Solid Waste Internalization Rates by Region:

	Three Months Ended April 30,		Fiscal Year Ended April 30,
	2013	2012	2013	2012
Eastern region	55.8%	52.9%	54.3%	54.9%
Western region	72.5%	74.5%	73.3%	76.3%
Solid waste internalization	64.2%	64.4%	64.5%	66.2%

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

SUPPLEMENTAL DATA TABLES

(Unaudited)

(In thousands)

GreenFiber Financial Statistics (1):

	Three Months Ended April 30,		Fiscal Year Ended April 30,
	2013	2012	2013	2012
Revenues	$16,859	$16,228	$67,062	$77,544
Net loss	(1,097)	(2,108)	(8,810)	(20,003)
Cash flow provided by (used in) operations	101	2,517	(1,050)	(2,712)
Net working capital changes	(425)	2,707	(496)	831
Adjusted EBITDA	$526	$(190)	$(554)	$(3,543)

As a percentage of revenues:

Net loss	-6.5%	-13.0%	-13.1%	-25.8%
Adjusted EBITDA	3.1%	-1.2%	-0.8%	-4.6%

(1)	We hold a 50% interest in US Green Fiber, LLC (“GreenFiber”), a joint venture that manufactures, markets and sells cellulose insulation made from recycled fiber.

Components of Growth and Maintenance Capital Expenditures (1):

	Three Months Ended April 30,		Fiscal Year Ended April 30,
	2013	2012	2013	2012
Growth capital expenditures:
Landfill development	$366	$372	$955	$1,030
Water treatment facility	135	—	5,010	—
Transfer station construction	396	—	3,605	—
Landfill gas-to-energy project	—	1,133	—	2,500
MRF equipment upgrades	—	—	—	3,104
Other	880	873	2,622	5,577

Total Growth Capital Expenditures	1,777	2,378	12,192	12,211

Maintenance capital expenditures:
Vehicles, machinery / equipment and containers	$2,121	$2,931	$8,552	$18,117
Landfill construction & equipment	5,962	3,466	29,617	24,080
Facilities	535	833	2,254	2,699
Other	23	80	400	567

Total Maintenance Capital Expenditures	8,641	7,310	40,823	45,463

Total Growth and Maintenance Capital Expenditures	$10,418	$9,688	$53,015	$57,674

(1)	Our capital expenditures are broadly defined as pertaining to either growth, maintenance or acquisition activities. Growth capital expenditures are defined as costs related to development of new airspace, permit expansions, and new recycling contracts along with incremental costs of equipment and infrastructure added to further such activities. Growth capital expenditures include the cost of equipment added directly as a result of organic business growth as well as expenditures associated with increasing infrastructure to increase throughput at transfer stations and recycling facilities. Maintenance capital expenditures are defined as landfill cell construction costs not related to expansion airspace, costs for normal permit renewals, and replacement costs for equipment due to age or obsolescence. Acquisition capital expenditures are defined as costs of equipment added directly as a result of new business growth related to an acquisition.